Exhibit 99.1

Plug Power Announces Changes to Board of Directors

Two prominent leaders in technology transformation, strategy, and innovation join the Board of Directors to propel the company to the next phase of its growth as a vertically integrated green hydrogen company

LATHAM, N.Y., July 10, 2023 -- Plug Power Inc. (NASDAQ: PLUG), a leading provider of comprehensive hydrogen solutions for the global green hydrogen economy, today announced changes to its Board of Directors. With strong backgrounds in technology transformation, entrepreneurship, and innovation, Patrick Joggerst and Mark Bonney join the company’s Board effective immediately to help propel Plug to the next phase of its growth as a vertically integrated green hydrogen company. Additionally, Mr. Bonney will chair Plug’s audit committee.

Mr. Joggerst brings more than 40 years of expertise and experience as an executive-level leader navigating complex transformations. Throughout his career in telecom infrastructure and services, Mr. Joggerst played a key role in spearheading significant technology transformations, including AT&T’s international connectivity transition from satellite to undersea fiber, the transition from landline to mobile at companies such as PrimeCo, Telcordia, and Aricent, and the globalization of services and supply chains for numerous companies. He currently serves as Principal and Founder of J2 Consulting, a management consulting firm focused on organizational transformation and sales acceleration.

Mr. Bonney brings a wealth of experience in finance, strategy, and executive leadership, having served various executive roles and as a director for several prominent public companies. He currently holds the position of President and CEO at On Board Advisors, LLC, a renowned financial and strategic advisory firm. Mr. Bonney's expertise has proven invaluable in driving growth and delivering strategic insights to organizations across industries. Mr. Bonney currently serves on the board of TileShop Holdings Inc., and has served as a director and, or, held executive positions at esteemed companies such as SeaChange International, Inc., MRV Communications, Inc., Sigma Designs, Inc., Direct Brands, Inc., JDS Uniphase Corporation, American Bank Note Holographics, Inc., Axsys Technologies, Inc., and Zygo Corporation. Throughout his career, Mr. Bonney has demonstrated exceptional leadership, financial acumen, and strategic vision.

In addition, Jean Bua and Jonathan Silver stepped down from Plug’s Board of Directors effective immediately. Mr. Silver will assume a new role as consultant to Plug.

“On behalf of the Plug Power team, we are extremely grateful for the contributions of Jean Bua and Jonathan Silver to the company’s Board, and we are excited to welcome Patrick Joggerst and Mark Bonney to the Board. As we continue to execute on building the preeminent green hydrogen company, they will add critical new dimensions to our Board’s expertise in the areas of technology transformation, entrepreneurship, and innovation,” said Andy Marsh, Plug’s CEO.

About Plug

Plug is building an end-to-end green hydrogen ecosystem, from production, storage and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the company has deployed more than 60,000 fuel cell systems and over 180 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen. With plans to build and operate a green hydrogen highway across North America and Europe, Plug is operating a state-of-the-art Gigafactory to produce electrolyzers and fuel cells, and is commissioning multiple green hydrogen production plants that will yield 500 tons of liquid green hydrogen daily by year end 2025. Plug will deliver its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications. For more information, visit www.plugpower.com.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including but not limited to statements about PLUG’s newly appointed directors and PLUG’s expectation in continuing to execute on building a preeminent green hydrogen company. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements, including that Plug continues to incur losses and might never achieve or maintain profitability, that Plug will need to raise additional capital to fund its operations and such capital may not be available to the company, global economic uncertainty, including inflationary pressures, fluctuating interest rates, bank failure, and supply chain disruptions, and that Plug’s lack of extensive experience in manufacturing and marketing of certain of its products may impact its ability to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of PLUG in general, see PLUG’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2022, PLUG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and any subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

MEDIA CONTACT

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